UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
                        December 11, 2000

                        BIOINCUBATION, INC.
     (Exact name of registrant as specified in its charter)


        DELAWARE                            22-3656615
        --------                           ------------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

22 Old Stein
Brighton, East Sussex, United Kingdom         BN1 1EL
-------------------------------------         -------
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number             (44) (O)1273 648323
                                          --------------


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FORWARD LOOKING STATEMENTS

Except for the Historical Information Contained Herein, Certain Matters Discussed in this Report May Be Considered "Forward-looking Statements" Within The Meaning of The Securities Act of 1933 And The Securities Exchange Act of 1934, as Amended by The Private Securities Litigation Reform Act of 1995. Those Statements Include Statements Regarding The Intent, Belief or Current Expectations of The Company and Members of its Management as Well as the Assumptions on Which Such Statements Are Based. Prospective Investors Are Cautioned That Any Such Forward-looking Statements Are Not Guarantees of Future Performance and Involve Risks and Uncertainties, and That Actual Results May Differ Materially from Those Contemplated by Such Forward-looking Statements. Important Factors Currently Known to Management That Could Cause Actual Results to Differ Materially from Those in Forward-looking Statements Include "The Company's Operating Results Could Fluctuate, Causing Its Stock Price to Fall", "If the Company Cannot Integrate Acquired Companies in its Business, its Profitability May Be Adversely Effected", and "The Company May Not Be Able to Compete Successfully Against Other Companies." These and Additional Important Factors to Be Considered Are Set Forth in the Safe Harbor Compliance Statement for Forward-looking Statements the Company Undertakes No Obligation to Update or Revise Forward-looking Statements to Reflect Changed Assumptions, the Occurrence of Unanticipated Events or Changes to Future Operating Results.


Item 2.  Acquisition or Disposition of Assets

Bioincubation, Inc., on December 11, 2000 acquired all the outstanding shares of common stock of Netmedia Developments Ltd.,(hereinafter "Netmedia") a company incorporated under the laws of the United Kingdom, whereunder the Company is to acquire all of the outstanding shares of common stock of Netmedia. Additionally, Bioincubation effectuated a 3 for 1 reverse split of its outstanding shares of common stock prior to the acquisition of Netmedia. Bioincubation issued 13,000,000 post reverse split shares of the Company in exchange for the outstanding shares of common stock of Netmedia. The transaction has been approved by shareholders of both Bioincubation and Netmedia.

As a result of the acquisition of Netmedia, control of Bioincubation has now passed to the shareholders of Netmedia.
Pursuant to the terms of the Acquisition Agreement, Bioincubation has changed its name to Nemco, Inc.



ABOUT NEMCO, INC.

Subsequent to the acquisition of Netmedia by Bioincubation, the Company has changed its name to Nemco, Inc.

Nemco Inc is a holding company that develops synergistic Internet and IT Properties. The President and CEO is John Bentley. John Bentley is the inventor of "the Internet on Television", an internet portal concept on television, and was the founder/Chairman of Viewcall Group, the first company to provide world wide web ("www") access on television at COMDEX in Las Vegas in 1995. Mr. Bentley is also the initiator of point to multipoint global fax by satellite communications. His other ventures include being the founder of Europe's first and largest video rental distribution chain later sold to Blockbuster Video. Mr. Bentley is the former CEO of the largest global outdoor advertising corporation, Mills & Allen, and is the former CEO of the UK's largest movie corporation, British Lion. Mr. Bentley is also a former fund manager and merger and acquisitions specialist who was instrumental in the rise and success of Slater Walker Merchant Bank in the 1970's and has been a prominent investor in information / entertainment service application technologies.

Nemco intends to systematically invest in Internet and IT properties that enhance and rationalise its portfolio. It will seek to acquire similar companies and reduce operating their costs to guide them towards profitability. Nemco's management intends to utilise its experience in investing and acquiring internet related companies and assets which Nemco believes is currently available at low valuations in the current market.

Nemco's current holdings include a 100% stake in Kids Events Limited, which operates kidsevents.com, a community web site constituting the largest directory and guide to children's events, attractions, and venues in the United Kingdom. Kidsevents.com is the official events and review site for CITV (Children's ITV) the largest TV channel for children in the United Kingdom. Nemco also owns a 45.5% holding in Holdsafe.com, a unique business to business escrow service which facilitates international payment arrangements to be made directly between individuals, and is designed to replace letters of credit and other means of transacting business between small companies. Nemco also carries out consulting for other web companies on the development of their web strategies.

Nemco will develop its existing base by grouping complementary companies through acquisitions, and rationalising operational and marketing costs through the use of a single brand name and central operations thereby creating economies of scale and reducing costs across the board.




Item 5.   Other Events

Subsequent to the closing of the Acquisition Agreement between Bioincubation and Netmedia Developments Ltd., the Company has decided to change its name to Nemco, Inc.


Item 7.   Financial Statements and Exhibits

At this time, Nemco is unable to provide the required financial statements for Netmedia Developments, Inc. The Company however expects to file such financial statements as an amendment to this Form as soon as practicable, but not later than sixty
(60) days after the report on this Form is to be filed.

A copy of the Acquisition Agreement between Bioincubaiton and Netmedia Developments, is attached hereto as an exhibit.


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SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 11, 2000
Nemco, Inc. f/k/a Bioincubation, Inc.
(Registrant)

/s/ John Bentley
President